Exhibit 10.5

THIRD AMENDMENT TO
FOREST OIL CORPORATION
EXECUTIVE DEFERRED COMPENSATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 2008)

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore adopted and currently maintains the Forest Oil Corporation Executive Deferred Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section 10.4 of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) may terminate the Plan, in whole or in part, at any time;

WHEREAS, pursuant to Section 10.4 of the Plan, Plan Accounts shall be distributed at the time specified by the Committee in a single lump sum after termination of the Plan, provided however, that the Plan termination shall not give rise to an impermissible acceleration of the time or form of a payment of a Plan benefit under Internal Revenue Code Section 409A; and

WHEREAS, the Company desires to terminate the Plan in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(C).

NOW, THEREFORE, the Plan shall be, and hereby is, terminated as follows:

1.              The Plan is terminated as of December 18, 2012 (the “Termination Date”).

2.              All deferrals of compensation and contributions to the Plan shall cease as of the Termination Date.

3.              All Plan Accounts shall be distributed in a single lump sum payment within 12 months after the first anniversary of the Termination Date (the “Liquidation”), with the actual date of distribution to be determined by the Committee.  Notwithstanding the preceding sentence, if distribution upon Plan termination is not permitted by Internal Revenue Code Section 409A, the distribution of Account balances shall be made only after the Plan benefits otherwise become due under the terms of the Plan.

4.              Plan Accounts that are payable under the terms of the Plan prior to the Liquidation shall continue to be paid in accordance with the terms of the Plan as if the action to terminate the Plan had not occurred.

5.              Nothing in this amendment shall prohibit the continued investment of Plan Accounts in accordance with the terms of the Plan until such date as it is necessary to liquidate the Plan Accounts in anticipation of the Liquidation, with such date to be determined by the Committee.

EXECUTED this 19th day of December, 2012.

FOREST OIL CORPORATION

By:	/s/ Cyrus D. Marter IV

Name:	Cyrus D. Marter IV

Title:	Senior Vice President, General Counsel and Secretary